Exhibit 99.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-76378) pertaining to the Torchmark Corporation Savings and Investment Plan, of our report dated June 29, 2015, with respect to the financial statements and supplemental schedule of the Torchmark Corporation Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Lane Gorman Trubitt, PLLC

Dallas, Texas

June 29, 2015